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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Metrika Systems Corporation:


     As independent public accountants, we hereby consent to the use of our reports dated March 31, 1997 (except with respect to certain matters discussed in Note 9, as to which the date is May 27, 1997) (and to all references to our
Firm) included in or made a part of this Registration Statement on Form S-1 and related Prospectus of Metrika Systems Corporation.


                                            ARTHUR ANDERSEN LLP

Boston, Massachusetts

May 27, 1997